As filed with the Securities and Exchange Commission on May 23, 2012

File No. 001-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

Republic Financial Indemnity Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	36-3133641
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

307 North Michigan Avenue Chicago, Illinois (Address of principal executive offices)	60601 (Zip Code)

(312) 346-8100

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
N/A	N/A

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer ☐

Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☒

Republic Financial Indemnity Group, Inc.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1.	Business.

The information required by this item is contained under the sections of the information statement entitled "Summary,” “Risk Factors,” “Cautionary Statement Concerning Forward-Looking Statements,” “Business” and “Relationship with Old Republic After the Spin-Off.” Those sections are incorporated herein by reference.

Item 1A.	Risk Factors.

The information required by this item is contained under the sections of the information statement entitled “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements.” Those sections are incorporated herein by reference.

Item 2.	Financial Information.

The information required by this item is contained under the sections of the information statement entitled “Capitalization,” “Selected Historical Financial Data,” “Unaudited Pro Forma Combined Financial Statements,” "Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures About Market Risk.” Those sections are incorporated herein by reference.

Item 3.	Properties.

The information required by this item is contained under the section of the information statement entitled “Business—Properties.” That section is incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.

Item 5.	Directors and Executive Officers.

The information required by this item is contained under the section of the information statement entitled "Management." That section is incorporated herein by reference.

Item 6.	Executive Compensation.

The information required by this item is contained under the sections of the information statement entitled “Management” and “Executive Compensation.” Those sections are incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions.

The information required by this item is contained under the sections of the information statement entitled “Summary,” “Risk Factors,” “Certain Relationships and Related Transactions,” “Relationship with Old Republic after the Spin-Off” and “Management.” Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings.

The information required by this item is contained under the section of the information statement entitled “Business—Legal Proceedings.” That section is incorporated herein by reference.

Item 9.	Market Price of, and Dividends on, the Registrant’s Common Equity and Related Shareholder Matters.

The information required by this item is contained under the sections of the information statement entitled “Summary,” “Risk Factors,” “The Spin-Off,” “Capitalization,” “Dividend Policy” and “Description of Capital Stock.” Those sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities.

The information required by this item is contained under the sections of the information statement entitled “Recent Sales of Unregistered Securities”. That section is incorporated herein by reference.

Item 11.	Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the sections of the information statement entitled “Dividend Policy” and “Description of Capital Stock.” Those sections are incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers.

The information required by this item is contained under the section of the information statement entitled "Indemnification of Directors and Officers." That section is incorporated herein by reference.

Item 13.	Financial Statements.

The information required by this item is contained under the sections of the information statement entitled “Index to Financial Statements” and the financial statements referenced therein. That section and the referenced financial statements are incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

Not applicable.

Item 15.	Financial Statements.

(a)	Financial Statements

The financial statements contained under the section of the information statement entitled "Index to Financial Statements" are included in the information statement and filed as part of this registration statement on Form 10.

(b)	Exhibits

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1	Form of Separation and Distribution Agreement by and between Old Republic International Corporation and Republic Financial Indemnity Group, Inc.**

3.1	Amended and Restated Certificate of Incorporation of Republic Financial Indemnity Group, Inc.*

3.2	Amended and Restated By-Laws of Republic Financial Indemnity Group, Inc.*

4.1	Specimen of Common Stock Certificate of Republic Financial Indemnity Group, Inc.**

4.2	Rights Agreement between Republic Financial Indemnity Group, Inc. and .**

4.3	Warrant Agreement to Purchase Stock between Republic Financial Indemnity Group, Inc. and Old Republic International Corporation*

10.1	Form of Services Agreement by and among Old Republic International Corporation, Old Republic General Services Corp and Republic Financial Indemnity Group, Inc.**

10.2	Form of Tax Indemnity Agreement by and between Old Republic International Corporation and Republic Financial Indemnity Group, Inc.**

10.3	Stop Loss Reinsurance Agreement by and between Republic Credit Indemnity Company and Old Republic General Insurance Corporation*

10.4	Quota Share Reinsurance Agreement by and between Old Republic Insurance Company and Republic Credit Indemnity Company*

10.5	Series A Variable Rate Senior Debenture No. 5 made by Republic Financial Indemnity Group, Inc. in favor of Old Republic International Corporation*

10.6	Old Republic Asset Management Investment Counsel Services Agreement by and between Republic Credit Indemnity Company and Old Republic Asset Management Corporation*

10.7	Old Republic Asset Management Investment Counsel Services Agreement by and between Republic Mortgage Insurance Company of Florida and Old Republic Asset Management Corporation*

10.8	Old Republic Asset Management Investment Counsel Services Agreement by and between Republic Mortgage Insurance Company of North Carolina and Old Republic Asset Management Corporation*

10.9	Old Republic Asset Management Investment Counsel Services Agreement by and between Republic Mortgage Insurance Company and Old Republic Asset Management Corporation*

10.10	Form of Stock Subscription and Purchase Agreement*

21.1	Subsidiaries of Republic Financial Indemnity Group, Inc.*

99.1	Information Statement of Republic Financial Indemnity Group, Inc., preliminary and subject to completion, dated May 23, 2012.*

*	Filed herewith.
**	To be filed by subsequent amendment.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

REPUBLIC FINANCIAL INDEMNITY GROUP, INC.

By:	/S/ KARL W. MUELLER
Name: Karl W. Mueller
Title: Senior Vice President and
Chief Financial Officer

Date: May 23, 2012